UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road, 7th Floor, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement.

On July 28, 2022, Radius Health, Inc. (“Radius”) and Teijin Pharma Limited (“Teijin”) entered into an Amendment to License and Development Agreement (“Amendment”) to the License and Development Agreement (“LDA”) entered into between Radius and Teijin on July 13, 2017.

The LDA contemplates the commercialization of the active pharmaceutical ingredient abaloparatide for subcutaneous injection (“abaloparatide-SC”) for the treatment of osteoporosis and included a joint commercialization opportunity between Teijin and Radius. Under the LDA, Radius grants Teijin a license to Radius intellectual property related to abaloparatide-SC in exchange for a royalty on net sales of abaloparatide-SC in Japan.

The LDA has been amended by the Amendment to remove references to the joint commercialization opportunity. The LDA has also been amended to waive the royalty on net sales of any abaloparatide-SC purchased by Teijin through a Commercial Supply Agreement (“CSA”) entered into between Teijin and Radius concurrently with the Amendment. The Amendment does not have any impact on royalties owed on sales of abaloparatide-SC not purchased through the CSA, and accordingly, for any abaloparatide-SC sold by Teijin but not purchased through the CSA, royalty payments will be owed by Teijin to Radius under the LDA in consideration for the license granted by Radius to Teijin thereunder.

The Amendment also provides that the LDA may be terminated by either party due to a material breach of the CSA by the other party.

Under the CSA, Radius will supply to Teijin, and Teijin will purchase from Radius, a finished product comprising a cartridge filled with abaloparatide-SC (“Drug Product”).

Specifically, Radius will purchase, for Teijin, the abaloparatide-SC from a material supplier and then have a commercial supplier fill the cartridges with abaloparatide-SC and supply final Drug Product for commercialization and distribution by Teijin in Japan. As consideration, Radius will receive an annual fee and a per-unit supply price for all Drug Product purchased by Teijin through Radius under the CSA. Any other costs borne by Radius for the purchase of abaloparatide-SC or manufacture of the Drug Product will be reimbursed by Teijin.

Radius has also agreed under the CSA, in the event of any breach of the supply agreement by the commercial supplier resulting in a Radius breach of the CSA, to pursue any potential claims against commercial supplier on behalf of Teijin to the extent required under the CSA.

The CSA will remain in effect, unless terminated earlier for breach, until the earlier of the expiration or termination of the LDA, the expiration or termination of Radius’s commercial supply agreement with the commercial supplier, or termination by either party in the event of the other party’s bankruptcy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: August 2, 2022	By:	/s/ G. Kelly Martin
	Name:	G. Kelly Martin
	Title:	President and Chief Executive Officer

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